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                                                                     EXHIBIT 4.1

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                              THIS ESCROW AGREEMENT
                                   MADE AS OF
                           THE 31st DAY JANUARY, 2001.

BETWEEN:

                          EQUILAR CAPITAL CORPORATION,
                                   ("Equilar")

                                      -and-

                                   KALB TRUST
                               (the "Shareholder")

                                      -and-

                              R. BRUCE BOYDEN, ESQ.
                                (the "Releasor")
                                      -and-

                             HERITAGE TRUST COMPANY
                                  (the "Agent")

         WHEREAS the Shareholder presently owns shares of Equilar;

         AND WHEREAS Equilar is a public company;

         AND WHEREAS it is the present intention of Equilar to present an application in due course for the listing of its shares on a suitable stock exchange (the "Exchange");

         AND WHEREAS the Shareholder is cognizant of the fact that a condition precedent to an original listing on such Exchange may require that certain escrow provisions be adopted;

         AND WHEREAS the Shareholder has agreed that it would be desirable for it to deposit its respective shares of Equilar as outlined in Schedule "A" hereto into a voluntary escrow arrangement, whether an Exchange listing is achieved or not;

         AND WHEREAS the Agent has agreed to undertake and perform its duties according to the terms and conditions hereof;

         NOW THEREFORE this Agreement witnesseth that in consideration of the covenants contained herein and of the sum of one dollar ($1.00) now paid by the parties hereto each to the other (the receipt and sufficiency of which sum the parties do hereby respectively acknowledge each to the other), the Shareholder jointly and severally covenants and agrees as follows:

1.       DEFINED TERMS

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                                      -2-


Under this Agreement, the following terms shall have the following meanings, respectively:

1.1      "Delivery Date" means the 31st day of January, 2001; and

1.2 "Equilar Shares" means: the common shares without par value in the capital stock of Equilar, as outlined in Schedule "A" hereto.

2.       DEPOSIT OF EQUILAR SHARES

2.1 The Shareholder hereby places and deposits and agrees and undertakes to place and deposit in escrow, on or before the Delivery Date, the Equilar Shares and to deliver or to cause to be delivered to the Agent:

         (a) immediately upon the same being issued to the Shareholder pursuant to the Share Exchange Agreement dated January 31, 2001, any and all certificates evidencing or representing the Equilar Shares issued to the Shareholder; and

         (b) any and all replacement securities or certificates if and when such are issued or allotted.

2.2 The Shareholder agrees that the Equilar Shares and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise traded, disposed of or dealt with in any manner, except in accordance with the terms hereof or except as may be required by reason of the death or bankruptcy of the Shareholder, in which case the Agent shall hold the said certificates subject to this Agreement, for whatever person, firm or corporation which shall be legally entitled to be or become the registered owner thereof.

2.3 The Shareholder hereby directs the Agent to retain the Equilar Shares and the certificates (including any replacement securities or certificates, as and when issued) representing the same and not to do or cause anything to be done to release the same from escrow or to allow any transfer, hypothecation or alienation thereof except in accordance with the terms hereof.

2.4 The Agent hereby accepts the responsibilities placed upon it hereby and agrees to perform the same in accordance with the terms hereof.

3.       NO PARTNERSHIP OR SIMILAR JOINT ENTERPRISE CREATED HEREBY

3.1 The Shareholder and the Releasor have their own independent investment objectives, and neither of them have made or will make an agreement to work together with any other owner of any securities of Equilar, toward a common purpose or objective to control or to attempt to affect materially the control of Equilar. Accordingly, nothing herein provided is intended to create, and the entering into of this Agreement does not create, any partnership or joint enterprise interest between the Shareholder and the Releasor or any other party in respect of the Equilar Shares.

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                                      -3-


4.       RELEASE FROM ESCROW

4.1 In the event that the shares of Equilar shall be called to trade through the facilities of a suitable stock exchange:

         (a) it may be that the express consent, order or direction in writing of such Exchange must be first had and obtained prior to the release of any of the Equilar Shares from the terms of the escrow herein created;

         (b) the written consent, order or direction of the Exchange as to a release from escrow of all or part of the Equilar Shares shall terminate this Agreement only in respect of those securities so released and, for greater certainty, this provision does not apply to securities transferred within escrow;

         (c) it is understood that any such Exchange consents to release from escrow will be based upon the rules of such Exchange, as promulgated from time to time; and

         (d) the parties hereby agree that the Exchange may, in certain circumstances including but not limited to the suspension from trading or de-listing of the issuer by the Exchange, require that all or any of the securities then in escrow be tendered to the issuer by way of gift or for cancellation and that:

                  (i) any such securities shall remain in escrow, subject to the terms and conditions of this Agreement, until the securities are fully and effectually canceled or otherwise transferred for the benefit of the issuer; and

                  (ii) where the securities can not be canceled, they shall be held for the benefit of the issuer by the Agent and remain in escrow, subject to the terms and conditions of this Agreement, but they shall not be voted and any dividends shall be donated back for the benefit of the issuer.

4.2 Notwithstanding the provisions of section 4.1, the Shareholder does hereby acknowledge that there is a positive duty incumbent upon it and, further, that it is in its best interests, to take active steps to encourage and assist in the development and maintenance of an orderly market for the securities of Equilar. The Shareholder shall not be entitled to obtain a release of any of the Equilar Shares from escrow until 24 months following the date of this Agreement (the "Escrow Term"), subject to the exercise of discretion granted to the Releasor under section 4.3 below whereby the Equilar Shares may be released prior to the expiration of the Escrow Term. Thereafter, subject only to the requirements of any Exchange, as set out in section 4.1 above, the Shareholder shall be entitled to receive the Equilar Shares from the Agent.

4.3 Subject to the requirements of the Exchange, if applicable, the Releasor may, at his discretion, cause or permit the securities which are the subject of the escrow herein created to be released to the Shareholder prior to the expiration of the Escrow Term.

4.4 The Shareholder hereby agrees to and does hereby release and indemnify and save

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                                      -4-


         harmless the Releasor from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Releasor's compliance in good faith with the terms hereof.

5.       TRANSFERS WITHIN ESCROW

5.1 Provided that any necessary consents are first obtained from any stock exchange through which the Equilar Shares might be traded, and subject always to relevant securities law, and notwithstanding any other provision in this Agreement, the Shareholder may sell or transfer Equilar Shares held in escrow to any other person, firm or corporation subject to the following conditions:

         (a) the purchaser or transferee of the Equilar Shares must execute a copy of this Agreement and become a party hereto;

         (b) the Equilar Shares to be sold or transferred shall remain subject to the provisions of this Agreement; and

         (c) the Agent shall be notified in writing of such sale or transfer.

6.       VOTING AND DIVIDENDS

6.1 Unless contrary to extant securities legislation, the rules of any stock exchange through which the shares of Equilar might be traded or otherwise expressly provided herein, nothing in this Agreement shall affect the right of the Shareholder whose Equilar Shares are held in escrow pursuant to the terms hereof to:

         (a) continue to vote on or to receive all dividends and other distributions made on said shares; and

         (b) receive any dividend in respect of the escrowed securities, and any such dividend received by the Agent shall be forthwith paid or transferred to the respective Shareholder entitled thereto.

7.       SUBSTITUTION FOR EQUILAR SHARES HELD IN ESCROW

7.1 Any certificates representing the Equilar Shares or other securities resulting from any change, classification or reclassification, subdivision, consolidation, conversion, amalgamation, merger or sale or transfer of assets as particularized below shall be delivered to and held by the Agent in place of the Equilar Shares then held by the Agent, and the provisions in this Agreement shall apply to such resulting shares or other securities:

         (a) if the Equilar Shares or any of them are changed, classified or reclassified, subdivided, consolidated or converted into a different number or class of shares,

         (b) if Equilar amalgamates or merges with or into any other body corporate, trust, partnership or other entity, and


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                                      -5-


         (c) if Equilar transfers its undertaking or assets in its entirety or substantially as an entirety to another person, firm or corporation.

7.2 If, while this Agreement is in effect, the Shareholder advises the Agent that any of the Equilar Shares owned by such Shareholder and then held by the Agent pursuant to the terms hereof are to be exchanged pursuant to a merger or an offer made to all of the shareholders of Equilar for shares of a corporation acquiring, or proposing to acquire, some or all of the issued and outstanding Equilar Shares, the Agent shall cooperate to present the same for exchange in accordance with the instructions received by it from the person for whose account such Equilar Shares are then held, and certificates representing the securities so received in exchange shall then continue to be held subject to the provisions hereof in lieu of the Equilar Shares so sent for exchange.

8.       AGENT

8.1 The Agent shall not be responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of the Equilar Shares or the certificates representing the same deposited with it.

8.2 The Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt, statutory declaration or other paper or document furnished to it and signed by any of the parties hereto, not only as to its due execution, validity and effect of its provisions, but also as to the truth and acceptability of any information contained therein, which the Agent in good faith believes to be genuine and what it purports to be.

8.3 Except for acts of negligence or misconduct, the Agent shall not be liable for any act or step taken or omitted by it in good faith, or for any mistake of fact or law.

8.4 The Agent may consult with and obtain advice from legal counsel in the event of any question as to any of the provisions or duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with opinion and instructions of such counsel.

8.5 The Agent shall have no duties except those which are expressly set forth in this Agreement, and it shall not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement, unless received by it in writing and signed by the proper party or parties, and if its duties herein are affected, unless it shall have given its prior consent thereto.

8.6 Equilar shall pay all proper fees of the Agent, and shall also reimburse the Agent for all necessary and proper disbursements made by the Agent under this Agreement.

8.7 If the Agent should wish to resign, it shall give at least six months' notice to Equilar which may, with the written consent of any stock exchange through which the shares of Equilar might then be trading, by writing appoint another Agent in its place, and such appointment shall be binding on the Shareholder, and the new Agent shall assume and be bound by the obligations of the Agent hereunder. Equilar shall notify the Shareholder in


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                                      -6-

         writing of any such appointment.

8.8 The Shareholder hereby agrees to and does hereby release and indemnify and save harmless the Agent from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Agent's compliance in good faith with the terms hereof.

9.       ARBITRATION

9.1 If any dispute between the parties to this Agreement arises hereunder, the parties may submit such dispute to arbitration under the ARBITRATION ACT (Ontario).

10.      GOVERNING LAW

10.1 This Agreement shall be deemed to be made under, and for all purposes shall be construed in accordance with, the laws of the Province of Ontario and Canada applicable therein.

11.      COUNTERPARTS

11.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one and the same Agreement.

12.      SUCCESSORS AND ASSIGNS

12.1 The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13.      HEADINGS

13.1 Headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part hereof.


         IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date indicated above.


SIGNED, SEALED & DELIVERED                     )              EQUILAR CAPITAL CORPORATION
in the presence of:                            )
                                               )
                                               )
                                               )        per:                                        c/s
                                               )              Name:    Mary T. Marasovic
                                               )              Title:   Secretary

                                      -7-

                                               )
                                               )              KALB TRUST
                                               )
                                               )
                                               )
                                               )        per:                                        c/s
                                               )              Name:    Jennifer G. Smith
                                               )              Title:   Trustee of the KALB Trust
                                               )
                                               )
                                               )
                                               )        per:                                        c/s
                                               )              Name:    Rosalind E. Jackson
                                               )              Title:   Trustee of the KALB Trust
                                               )
                                               )
                                               )
                                               )
Witness                                        )                                 R. BRUCE BOYDEN
                                               )
                                               )              HERITAGE TRUST COMPANY
                                               )
                                               )
                                               )
                                               )        per:                                        c/s
                                               )              Name:
                                               )              Title:


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                                      -8-


                                  SCHEDULE "A"




SHAREHOLDER                                  SECURITIES

KALB Trust                                   5,610,000 common shares